Exhibit 3.1
                                                           Page 1 of 11



                  CERTIFICATE OF INCORPORATION
                               OF
                     PB LEASING CORPORATION


          THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify as follows:
          FIRST:  The name of the corporation is
                   PB Leasing Corporation
          SECOND: The address of the corporation's registered office in the State of Delaware is 100 West Tenth Street, Wilmington, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 20,000 shares, of which 10,000 shares shall be Preferred Stock with the par value of $1 each and 10,000 shares shall be Common Stock with the par value of $1 each.
          FIFTH:  The name and mailing address of the incorporator
is:
          Edward M. Harris, Jr.
          c/o Pitney Bowes Inc.
          Walnut and Pacific Streets
          Stamford, Connecticut  06904


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
                                                           Exhibit 3.1
                                                           Page 2 of 11





          SIXTH: The Board of Directors of the Corporation is expressly authorized to make, alter or repeal by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-laws whether or not adopted by them.
          SEVENTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.
          IN WITNESS WHEREOF, I have signed this certificate of incorporation this 16th day of August, 1976.

                                      /s/ Edward M. Harris, Jr.
                                      -------------------------
                                          Edward M. Harris, Jr.

                                                           Exhibit 3.1
                                                           Page 3 of 11



                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                     PB Leasing Corporation


                            *********

          PB Leasing Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
              RESOLVED, that the Certificate of Incorporation of PB Leasing Corporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

              "FIRST:  The name of the corporation is Pitney
              Bowes Credit Corporation."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. That this


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
                                                           Exhibit 3.1
                                                           Page 4 of 11

Certificate of Amendment of the Certificate of Incorporation shall be effective on June 1, 1979.
          IN WITNESS WHEREOF, said PB Leasing Corporation has caused this certificate to be signed by HARRY W. NEINSTEDT, its President, and attested by DAVID O'HEARNE, its Secretary, this 31st day of May, 1979.


                                  PB LEASING CORPORATION

                                  By /s/ Harry W. Neinstedt
                                     -----------------------------
                                     Harry W. Neinstedt, President


ATTEST:

 By /s/ David O'Hearne
    -------------------------
    David O'Hearne, Secretary

                                                           Exhibit 3.1
                                                           Page 5 of 11



                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                 PITNEY BOWES CREDIT CORPORATION


          Pitney Bowes Credit Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
          FIRST: That the Board of Directors of said corporation, at a meeting duly held, December 5, 1979 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.
          RESOLVED, That the Certificate of Incorporation of Pitney Bowes Credit Corporation be amended by changing the fourth Article thereof so that, as amended, said Article shall be and read as follows:

          "FOURTH: The total number of share of all classes of stock which the corporation shall have authority to issue is 20,000 shares, of which 10,000 shares shall be Preferred Stock each to be with no par value and 10,000 shares shall be Common Stock each to be with no par value."

          SECOND: That Pitney Bowes Inc., the sole and only stockholder of Pitney Bowes Credit Corporation, has given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

                                                           Exhibit 3.1
                                                           Page 6 of 11


          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said Pitney Bowes Credit Corporation has caused this certificate to be signed by Harry W. Neinstedt, its President, and attested by John H. McDonald, its Secretary, this 14th day of December, 1979.



                                  PITNEY BOWES CREDIT CORPORATION

                                  By /s/ Harry W. Neinstedt
                                     ----------------------
                                         Harry W. Neinstedt

ATTEST:

By /s/ John H. McDonald
   --------------------
       John H. McDonald
       Secretary

                                                           Exhibit 3.1
                                                           Page 7 of 11



               CERTIFICATE OF CHANGE OF ADDRESS OF

            REGISTERED OFFICE AND OF REGISTERED AGENT

     PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE

To:       DEPARTMENT OF STATE
          Division of Corporations
          Townsend Building
          Federal Street
          Dover, Delaware  19903

          Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

          1.  The name of the agent is:  The Corporation Trust
              Company

          2.  The address of the old registered office was:

              100 West Tenth Street
              Wilmington, Delaware  19801

          3. The address to which the registered office is to be changed is:

              Corporation Trust Center
              1209 Orange Street
              Wilmington, Delaware  19801

              The new address will be effective on July 30, 1984.

          4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

          IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.


                                       The Corporation Trust Company
                                       -----------------------------
                                       (Name of Registered Agent)

                                       By: /s/ Virginia Colrell
                                           --------------------
                                           (Vice-President)


ATTEST:

/s/ Marcy Murray
--------------------
(Assistant Secretary)

                                                           Exhibit 3.1
                                                           Page 8 of 11


                      CERTIFICATE OF AMENDMENT

                                 OF

                    CERTIFICATE OF INCORPORATION

                                 OF

                  PITNEY BOWES CREDIT CORPORATION


     Pitney Bowes Credit Corporation, a corporation duly organized and existing under the General Corporation Law of the State of

Delaware (the "Corporation"), does hereby certify that:

     I.     The amendment to the Corporation's Certificate of

Incorporation set forth below was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation

Law of the State of Delaware.

     II.     A new Article 10 shall be added to that of the

Corporation's Certificate of Incorporation to read in its entirety as follows:

     "Section 1.  Elimination of Certain Liability of Directors.

     A director of the Corporation shall not be personally liable to the Corporation or it stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 2.  Indemnification and Insurance.

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent

                                                           Exhibit 3.1
                                                           Page 9 of 11


     of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while servicing as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation
     Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only is such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to

                                                           Exhibit 3.1
                                                           Page 10 of 11

     any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has me the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may purchase and maintain insurance at its expense to protect itself and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

     (e)  Additional Provisions.  Nothing set forth in this
     Article 10, Section 2 shall diminish the right of the Board of Directors to adopt By-laws concerning the indemnification of officers, directors, employees, and agents of the Corporation, as authorized by law and not inconsistent with the provisions of this Article.

     Section 3.  Amendment and Savings Clause.

     (a)  Amendment and Repeal.  No amendment to or repeal of this
     Article 10 shall apply to or have any effect on the liability or alleged liability or the right to indemnification of any director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such director,

                                                           Exhibit 3.1
                                                           Page 11 of 11

     officer, employee or agent occurring prior to such amendment or repeal.

     (b) Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgements, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law."

     IN WITNESS WHEREOF, Pitney Bowes Credit Corporation has caused this Certificate to be executed and acknowledged by John J.
     Canning and John H. McDonald, its President and Secretary, respectively, on this 15th day of August, 1990.


     By: /s/ John J. Canning
         --------------------
         President

     Attest:

     By: /s/ John H. McDonald
         --------------------
         Secretary